SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) June 25, 1995
                                                        --------------------


                               Travelers Group Inc.
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             (Exact name of registrant as specified in its charter)


        Delaware                       1-9924               52-1568099
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        (State or other              (Commission           (IRS  Employer
        jurisdiction of               File Number)        Identification No.)
        incorporation)


                388 Greenwich Street, New York New York           10013
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               (Address of principal executive offices)         (Zip Code)


                                 (212) 816-8000
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              (Registrant's telephone number, including area code)

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                               TRAVELERS GROUP INC.
                            Current Report on Form 8-K

Item 5.  Other Events.

                     On June 25, 1995, The Travelers Insurance Group Inc. ("TIGI") and The Travelers Insurance Company ("TIC"), both wholly owned subsidiaries of Travelers Group Inc. ("Travelers"), entered into a definitive agreement with MetLife HealthCare Holdings, Inc. ("MHH"), a subsidiary of Metropolitan Life Insurance Company ("MetLife"), The MetraHealth Companies, Inc. ("MetraHealth") and United HealthCare Corporation ("United") and its acquisition subsidiary for the acquisition by merger of MetraHealth by United. The Travelers entities and MHH each own 48.25% of MetraHealth.

                     The terms of the transaction call for United to pay initial consideration to the stockholders of MetraHealth of $1.65 billion, of which $1.15 billion is to be paid in cash and $500 million is to be paid in the form of convertible preferred stock of United. In addition, United will pay up to $350 million to the MetraHealth stockholders, based on the operating results of MetraHealth for 1995. In the event that Company Earnings (as that term is defined in the merger agreement) of MetraHealth for 1995 are at least $190 million, the stockholders of MetraHealth will be entitled to receive the full contingency payment. If Company Earnings for 1995 are less than $190 million, the contingency payment will be reduced ratably, and no payment will be due if such earnings are $155 million or less. The merger agreement provides that United will also pay two additional payments to the stockholders of MetraHealth of up to $175 million each based on the earnings of the combined MetraHealth and United for 1996 and 1997. In a related agreement, the Travelers entities have agreed to sell their right to the 1996 and 1997 additional payments to the MetLife entities for $35 million.

                     According to the terms of the merger agreement, the Travelers entities have elected to receive all cash for their portion of the initial consideration, and accordingly will receive a total of $831 million as a result of the merger and the related sale to the MetLife entities of the Travelers entities' share of the 1996 and 1997 additional payments. In addition, the Travelers entities will receive up to $169 million if a contingency payment for 1995 is made. Of these amounts, TIC will be entitled to receive approximately $708 million of the initial consideration and $144 million of the contingent consideration, with the balance to be received by TIGI.

                     The Boards of Directors of the Travelers entities and of MetLife and United have approved the merger. The merger is subject to customary regulatory approvals, including approvals from a number of state insurance commissions.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)    Exhibits.

                 Exhibit No.                  Description
                 -----------                  -----------

                 99.01          Unaudited Pro Forma Consolidated Financial
                                Information.

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                                         SIGNATURE


                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 29, 1995                              TRAVELERS GROUP INC.



                                                  By: /s/ Irwin R. Ettinger
                                                     --------------------------
                                                          Irwin R. Ettinger
                                                          Senior Vice President